UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On June 10, 2016, xG Technology, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to effectuate a one-for-twelve reverse stock split, as further detailed in Item 8.01 below. A copy of the Amendment is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 3.1.

Item 8.01	Other Events.

Effective June 20, 2016, the Company, acting pursuant to authority received at its Annual Meeting of Stockholders held on June 9, 2016 (the “Annual Meeting”), effectuated a one-for-twelve reverse stock split. Pursuant to this corporate action, every 12 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”) have been converted into one share of Common Stock. The reverse stock split took effect at 5:00 p.m. Eastern Time on June 20, 2016 and the Company’s Common Stock will open for trading on June 21, 2016 on a post-split basis.

The filing of the Amendment followed (i) the approval by the Company’s stockholders at the Annual Meeting of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of its common stock, at a ratio in the range of 1-for-10 to 1-for-50, such ratio to be determined by the Company’s Board of Directors, and (ii) the subsequent approval by the Company’s Board of Directors of the specific 1-for-12 ratio. The results of the Annual Meeting and the approval of the reverse stock split authorization were disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2016.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the reverse stock split will receive one whole share of common stock by virtue of rounding up such fractional share to the next highest whole share. The Company’s post-reverse split common stock has a new CUSIP number: 98372A606, but the par value and other terms of the common stock were not affected by the reverse stock split. The post-reverse split common stock will continue to trade on The NASDAQ Capital Market under the symbol “XGTI”.

The Company’s transfer agent, Continental Stock Transfer, is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

On June 20, 2016, the Company also issued a press release announcing the reverse stock split, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation

99.1	Press Release, Dated June 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 20, 2016		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton Title: Chief Financial Officer